                                                                  Exhibit 10.15


                                     *** TEXT OMITTED AND FILED SEPARATELY
                                     CONFIDENTIAL TREATMENT REQUESTED UNDER
                                     17 C.F.R. SECTIONS 200.80(b)(4), 200.83 AND
                                     230.406


                    EXCLUSIVE LICENSE AND BAILMENT AGREEMENT

                                     BETWEEN

                   THE REGENTS OF THE UNIVERSITY OF CALIFORNIA

                                       AND

                                   AMBRYX INC.

                                       FOR

               "NUCLEIC ACIDS ENCODING PROTEINS USED IN ASSAYS FOR
                          IDENTIFYING TASTE MODULATORS"


                    UC CASE NOS. 1998-122,1998-306,1999-0151
              1999-029,11999-168, 1999-203, 1999-204, AND 2000-045

                                Table of Contents

Article No.       Title                                                                                        Page
Recitals..........................................................................................................1
1.       Definitions..............................................................................................4
2.       Grant...................................................................................................14
3.       Issue Fee...............................................................................................17
4.       Royalties...............................................................................................20
5.       Due Diligence...........................................................................................25
6.       Progress and Royalty Reports............................................................................27
7.       Books and Records.......................................................................................29
8.       Life of the Agreement...................................................................................30
9.       Termination by the Regents..............................................................................31
10.      Termination by the Licensee.............................................................................32
11.      Disposition of Products and Biological Materials on Hand Upon Termination...............................32
12.      Supply of the Biological Material.......................................................................33
13.      Maintenance of the Biological Material..................................................................33
14.      Use of Names and Trademarks.............................................................................34
15.      Limited Warranty........................................................................................35
16.      Patent Prosecution and Maintenance......................................................................36
17.      Patent Marking..........................................................................................39
18.      Patent Infringement.....................................................................................39
19.      Indemnification.........................................................................................41
20.      Notices.................................................................................................42
21.      Assignability...........................................................................................43
22.      Late Payments...........................................................................................44
23.      Waiver..................................................................................................45
24.      Failure to Perform......................................................................................45
25.      Governing Laws..........................................................................................45
26.      Government Approval or Registration ....................................................................45
27.      Export Control Laws.....................................................................................46
28.      Force Majeure...........................................................................................46
29.      Confidentiality.........................................................................................47
30.      Miscellaneous...........................................................................................49
APPENDIX A - PAGE 1A.............................................................................................51
APPENDIX A - PAGE 2A.............................................................................................52
APPENDIX A - PAGE 3A.............................................................................................53
APPENDIX B - PAGE 1B.............................................................................................54
APPENDIX C - PAGE 1C.............................................................................................56
Exhibit A........................................................................................................57


UC Case Nos. 1998-122, 1998-306, 1999-015, 1999-029, 1999-168, 1999-203,
1999-204, and 2000-045.

Print date: March 10, 2000

                    Exclusive License and Bailment Agreement
                                       for
 Nucleic Acids Encoding Proteins Used in Assays for Identifying Taste Modulators

         This license agreement (Agreement) is effective this 10TH day of MARCH, 2000 by and between The Regents of the University of California (The Regents), a California corporation, having its statewide administrative offices at 1111 Franklin Street, 12th floor, Oakland, CA 94607-5200, and Ambryx Inc. (Licensee), a Delaware corporation, having a principal place of business at 11099 North Torrey Pines Road Suite 160, La Jolla, CA 92037, herein referred to collectively as the parties (Parties).

                                    RECITALS

         Whereas, certain inventions generally characterized as "Nucleic Acids Encoding Proteins Used In Assays for Identifying Taste Modulators," that may be useful for detecting molecules or compounds that effect taste (Invention), were made at the University of California, San Diego by Drs. Charles S. Zuker, [...***...] (Principal Investigators), and at the National Institutes of Health (NIH) by Drs. [...***...] and Nick Ryba and are claimed in Patent Rights defined below;

                                               *CONFIDENTIAL TREATMENT REQUESTED

         Whereas, the Licensee and The Regents entered into a Secrecy Agreement (Secrecy Agreement), having U.C. Agreement Control No 1999-20-0167, effective October 1, 1998, for the purpose of evaluating the Invention;

         Whereas, the Licensee and The Regents entered into a letter agreement (Letter Agreement), having U.C. Agreement Control No. 1999-30-0464, effective April 9, 1999, for the purpose of entering into good-faith negotiations for a license to the Invention in accordance with the terms of the Letter Agreement;

         Whereas, because the Invention was developed under funding provided in part by NIH and in part by the Howard Hughes Medical Institute (HHMI), this Agreement, and any licenses covering such Invention, are subject to overriding obligations to the federal government and HHMI;

         Whereas, under 35 U.S.C. Sections 200-212, The Regents may elect to retain title to any invention made by it under U.S. government funding;

         Whereas, if The Regents elects to retain title to such an invention, then The Regents is required by law to grant to the United States Government a nontransferable, paid up, nonexclusive, irrevocable license to use the invention by or on behalf of the United States Government throughout the world;

         Whereas, in accordance with 35 U.S.C. Sections 200-212,'The Regents elected to retain title to the Invention and granted the required licenses to the United States Government on the following dates: November 13, 1998, (UC Case Nos. 1998-122, 1998-306, 1999-015 and 1999-029); February 5, 1999, (UC Case No.
1999-168); July 7, 1999, (UC Case No. 1999-203); September 13, 1999, (UC Case
No. 1999-204) and December 28, 1999 (UC Case No. 2000-045);

         Whereas, patent applications claiming the Invention have been filed by the Principal Investigators who, in accordance with their employment agreements, have assigned their rights in the patent applications to The Regents and HHMI;

         Whereas, The Regents has acquired the right to grant this license from HHMI under the terms of the interinstitutional agreement (HHMI
Interinstitutional Agreement), having UC Control No. 86-18-0017, which is incorporated herein by reference;

         Whereas, The Regents is required under the terms of the HHMI Interinstitutional Agreement to grant to the HHMI a paid-up, non-exclusive, irrevocable license to use the Invention for non-commercial purposes, without any right to sublicense others;

         Whereas, [...***...] and Nick Ryba are employed at NIH, and in accordance with their patent agreement with NIH, have assigned to NIH their interest in any patent rights covering inventions made during the course of their employment with NIH;

         Whereas, under the terms of an interinstitutional agreement [...***...] and contained in Patent Rights I, and Patent Rights II appended hereto as Exhibit "A" and incorporated herein;

         Whereas, due to the Parties' inability to appropriately value the Biological Products and Covered Products with respect to the value of any product identified therewith, the Parties agree that for their convenience, a royalty should be paid to The Regents on Identified Products and Service Products;


                                       3       *CONFIDENTIAL TREATMENT REQUESTED

         Whereas, the Licensee is a "small entity" as defined in 37 CFR Section
1.9 and a "small-business concern" defined in 15 U.S.C. Section 632;

         Whereas, both Parties recognize that the royalties due under this Agreement will be paid on pending patent applications and issued patents;

         Whereas certain Biological Materials, defined below, relating to the Invention were made during the course of research by the Principal Investigator;

         Whereas, it is the intent of the Parties to this Agreement to create a bailment, among other things, for the Biological Materials defined below;

         Whereas, Licensee has requested rights to practice the Invention and use the Biological Materials in order to develop and commercialize products;

         Whereas, The Regents has responded to Licensee's request by granting the following rights to the Licensee so that the products and other benefits derived from the Invention can be enjoyed by the general public.

                             -----------------------

The Parties agree as follows:

                              1.       DEFINITIONS

         As used in this Agreement, the following terms will have the meaning set forth below:

         1.1 "Property Rights" means all the personal proprietary rights of The Regents covering the tangible personal property in the Biological Materials;

         1.2 "Biological material" means the following biological materials using nomenclature of the Principal Investigator:

         [...***...]

         1.3 "Biological Product" means: (a) any product containing a biological substance (e.g., nucleic acids, amino acids, carbohydrates, or lipids) that is comprised of or derived from the Biological Material, including, but not limited to, the following: a taste receptor, plasmid, CDNA clone, gene, promoter, protein, peptide, antibody, glycoprotein, hormone, or fragments and any sequences thereof, or (b) any product produced or encoded by the Biological Materials; or (c) any product substantially similar or identical to a compound in (a) or (b) that is produced by chemical synthesis or by any other method where such product could not have been produced but for the use of the Biological Materials. Biological Products may either be a Covered Product or Non-Patent Product.


                                       5       *CONFIDENTIAL TREATMENT REQUESTED

         1.4 "Patent Rights I" means all U.S. patents and patent applications and foreign patents and patent applications assigned to The Regents, and in the case of foreign patents and patent applications, those existing as of the effective date of this Agreement and those requested under
Article 16.3 herein, including any reissues, extensions, substitutions, continuations, divisions, and continuations-in-part applications (only to the extent, however, that claims in the continuations-in-part applications are supported in the specification of the parent patent application) based on any subject matter claimed in the following:

         [...***...]

         1.5 "Patent Rights II" means all U.S. patents and patent applications and foreign patents and potent applications assigned to The Regents, and in the case of foreign patents and patent applications, those existing as of the effective date of this Agreement and those requested under
Article 16.3 herein, including any reissues, extensions, substitutions, continuations, divisions, and continuations-in-part applications (only to the extent, however, that claims in the continuations-in-part applications are


                                       6       *CONFIDENTIAL TREATMENT REQUESTED
supported in the specification of the parent patent application) based on any subject matter claimed in the following:

         [...***...]


                                       7       *CONFIDENTIAL TREATMENT REQUESTED

         [...***...]

         1.6 "Patent Rights III" means all U.S. patents and patent applications and foreign patents and patent applications assigned to The Regents, and in the case of foreign patents and patent applications, those existing as of the effective date of this Agreement and those requested under
Article 16.3 herein, including any reissues, extensions, substitutions, continuations, divisions, and continuations-in-part applications (only to the extent, however, that claims in the continuations-in-part applications are supported in the specification of the parent patent application) based on any subject matter claimed in the following:

         [...***...]


                                       8       *CONFIDENTIAL TREATMENT REQUESTED

         [...***...]














                                       9       *CONFIDENTIAL TREATMENT REQUESTED

         1.7 "Patent Rights" means Patent Rights I, Patent Rights II, and Patent Rights III.

         1.8 "Patent Method" means any process or method claimed in Patent Rights, the use of which, in a particular country, would infringe, but for the license granted to the Licensee, an unexpired claim of a patent or pending claim of a patent application were said claim issued in a patent under Patent Rights in that country.

         1.9 "Covered Products" means:

                  (a) any kit, composition of matter, material, product, or Biological Product;

                  (b) any kit, composition of matter, material, product, or Biological Product to be used in a manner requiring the performance of the Patent Method; or

                  (c) any kit, composition of matter, material, product, or Biological Product produced by the Patent Method;

to the extent that the manufacture, use, or sale of such kit, composition of matter, material, product, or Biological Product, in a particular country, would be covered by or infringe, but for the license granted to Licensee, an unexpired claim of a patent or pending claim of a patent application were said claim issued in a patent under Patent Rights in that country.

         1.10 "Services" means a service provided by the Licensee, its Affiliates, Joint Ventures, or sublicensees to a third party when such service requires the making or using of the Biological Product, Covered Product or the practicing of the Patent Rights.

         1.11 "Non-Patent Products" means any kit, composition of matter, material, product, comprising a Biological Product to the extent that the manufacture, use, or sale of which, in a particular country, does not infringe an unexpired claim of a patent or pending claim of a patent application under Patent Rights.

         1.12 "Identified Product" means any kit, product, compound, biological agent, or other material the manufacture, use or sale of which is not covered by Patent Rights and does not comprise a Biological Product, but which is an agonist, an antagonist, or an inverse agonist that is identified through the use of the Biological Product, Covered Product or the practice of the Patent Rights and sold by Licensee, its Affiliates, Joint Ventures, or sublicensees.

         1.13 "Service Product" means any kit, product, compound, biological agent or other material, made, used, or sold by a third party, which is not covered by Patent Rights and does not comprise a Biological Product, but which is an agonist, an antagonist, or an inverse agonist that is identified by the Licensee, its Affiliates, Joint Ventures, or sublicensees through the use of Services provided to the third party by Licensee, its Affiliates, Joint Ventures, or sublicensees.

         1.14 "Products" means Covered Products, Non-Patent Products, Identified Products, and Services.

         1.15 "Service Revenues" means the total amount of gross consideration collected from the sale of Services (1) less the cost of raw materials, labor, direct and indirect cost (where such indirect and direct costs do not exceed 125% of the cost for raw materials and labor) or (2) the standard cost of Services as calculated in accordance with generally acceptable accounting methods uniformly applied in all circumstances and approved in writing by The Regents, provided, however, that such costs specified under (1) or (2) above have not already been deducted from Research

Funding. Service Revenues does not include any consideration that Licensee receives for Research Funding, reimbursement of patent filing, patent prosecution, patent maintenance, royalties on Identified Products, royalties on Covered Products, royalties on Profits, Sublicense Fees, or other expenses (as agreed upon in writing by the Parties). [...***...] Moreover, if a Service is provided that combines biologically or chemically active components provided by third parties, then Licensee will be entitled to reduce the Profits paid to The Regents by adjusting the Service Revenues on which the Profits are based. In such event, the Service Revenues will be adjusted by the fraction (A/A+B) where A is the number of biologically or chemically active components contained in Services covered by Patent Rights or the use of the Biological Products and B is the number of biologically or chemically active components provided by the third party or Licensee that are not either Biological Products or covered by Patent Rights.

         1.16 "Affiliate" of the Licensee means any entity which, directly or indirectly, controls the License, is controlled by the Licensee, or is under common control with the Licensee. For these purposes, "control" is defined as one person or entity having: the ownership or control of at least fifty percent (50%) of the voting stock of the other


                                      12       *CONFIDENTIAL TREATMENT REQUESTED
person or entity, or a lesser percentage of the voting stock if such a percentage is the maximum allowed to be owned by a foreign entity in a particular jurisdiction.

         1.17 "Joint Venture" means any separate entity established by an agreement between one or more third parties and Licensee, in which the separate entity manufactures, uses, purchases, sells, or acquires Products from the Licensee.

         1.18 "Net Sales" means the gross invoice prices from the sale of Products by the Licensee, its sublicensee, Affiliate, or Joint Venture to one or more third parties for cash or other form of consideration in accordance with generally accepted accounting principles, less only the following deductions (if not already deducted from the gross invoice price and at rates customary within the industry): (a) allowances (actually paid and limited to rejections, returns, prompt payment discounts and volume discounts granted to customers of Products, whether in cash or Products in lieu of cash); (b) freight, transport packing, insurance charges and postage associated with transportation; and (c) taxes, tariff, or import/export duties based on sales when included in gross sales, but not value-added taxes or taxes assessed on income derived from such sales.

         1.19 "Proprietary Information" will have the meaning set forth in Paragraph 29.1.

         1.20 "Research Funding" means the total payments received by Licensee, its Affiliates, Joint Ventures, or sublicensees from a third party for the conduct of scientific research, other than scientific research targeted to the identification of Products or Service Products or a third party, under which the Biological Product is used or the Patent Rights are practiced. Any consideration received by Licensee, its Affiliates, Joint Ventures, or sublicensees for the conduct of scientific research that does not use the

Biological Product or is not covered by the Patent Rights is outside the scope of this Agreement, and The Regents is not entitled to share in such consideration.

         1.21 "Profits" means the sum total of Service Revenue and royalties on Service Products.

                           2.       GRANT

         2.1 Subject to the limitations set forth in this Agreement and subject to the licenses granted to the United States Government and HHMI as set forth in the Recitals above, The Regents hereby grants to Licensee exclusive licenses under Patent Rights in countries where Patent Rights exist for the following: (i) to make, have made, use, sell, offer for sale, have sold, export, and import the Covered Products; (ii) to provide Services to one or more third parties; and (iii) to identify Identified Products and Service Products. For the avoidance of doubt, for so long as The Regents has granted to Licensees the above rights and licenses set forth in this Paragraph 2.1, Licensee, its Affiliates, Joint Ventures, and sublicensees have the right to sell Identified Products, and their third-party customers of Services have the right to sell Service Products independent of The Regents.

         2.2 Subject to the limitations set forth in this Agreement and subject to the licenses granted to the United States Government and HHMI as set forth in the Recitals above, The Regents hereby grants to Licensee exclusive licenses under Property Rights in countries where Property Rights may be lawfully granted for the following: (i) to possess, make (propagate), have made, and use the Biological Materials; (ii) to make, have made, use, sell, offer for sale, have sold, export, and import the Non-Patent

Products; (iii) to provide Services to one or more third parties; and (iv) to identify Identified Products and Service Products. For the avoidance of doubt, for so long as The Regents has granted to Licensee the above rights and licenses set forth in this Paragraph 2.2, Licensee, its Affiliates, Joint Ventures, and sublicensees have the right to sell Identified Products, their third-party customers of Services have the right to sell Service Products independent of The Regents.

         2.3 The rights granted to Licensee under Paragraphs 2.1 and 2.2 above are limited to the right to possess, make (propagate), have made, and use the Biological Materials only for the purposes stated in this Agreement and for no other purposes. Licensee acknowledges that title to the tangible material comprising the Biological Materials is owned by The Regents and is not transferred to Licensee under this Agreement except as necessary to permit the sale of Products that is comprised of the Biological Material (e.g. Biological Product). Licensee will not sell, donate, abandon, or otherwise transfer the Biological Materials to any third party other than an Affiliate, Joint Venture, or, sublicensee.

         2.4      For any licenses granted to Licensee under Paragraphs 2.1 and
2.2 above, The Regents also grants to Licensee the right to issue sublicenses to one or more third parties to make, have made, use, sell, offer for sale, have sold, export, and import Products and practice the Patent Method, provided that Licensee retains exclusive rights thereto under this Agreement. To the extent that rights are granted to sublicensees under specific terms and covenants, such terms and covenants will provide for the rights and obligations due The Regents, HHMI, and United States Government, including royalties sufficient to provide for payment to The Regents by

Licensee at the rates and bases set forth in Article 4 (Royalties) and Sublicense Fees, if any, as set forth in Paragraph 3.2. For each sublicense granted by Licensee, the Licensee will:

                  (a) notify The Regents of the sublicense granted and provide the Regents with an unredacted copy of the sublicense agreement, which will be subject to the confidentiality provisions of this Agreement;

                  (b)      [...***...]

                  (c) [...***...] The Parties recognize that a sublicensee may request modifications or changes to these reports, and that such modifications or changes will be acceptable subject to receipt of The Regents' consent.

         2.5 Licensee may, at its sole discretion, reduce the exclusive licenses granted under Paragraphs 2.1 and 2.2 to non-exclusive licenses, and subject to Paragraph 2.6, all sublicenses granted by Licensee must be assigned to The Regents.

         2.6 Upon the earlier to occur, termination of this Agreement or when licenses granted to License under Paragraphs 2.1 and 2.2 are reduced from exclusive to nonexclusive licenses, Licensee will assign to The Regents any sublicenses issued by Licensee, except that The Regents will not assume any obligations of the sublicense that extend beyond the duties and obligations of The Regents that are contained in this Agreement. If this Agreement is terminated and Licensee has issued any contracts to a third party under which Licensee receives a royalty based on a Service Product, then the third party will pay directly to The Regents its share of the royalty based on Profits as set forth in Paragraph 4.1 below.


                                      16       *CONFIDENTIAL TREATMENT REQUESTED

         2.7 The licenses granted hereunder will be subject to the overriding obligations of the U.S. Government, including those set forth in 35 U.S.C. 200-212 and applicable governmental implementing regulations.

         2.8 The manufacture of Covered Products and the practice of the Patent Method will be subject to applicable government importation laws and regulations of a particular country when Covered Products are made outside the particular country in which such Covered Products are used or sold.

         2.9 Nothing in this Agreement will limit the right of The Regents, the U.S. government, and HHMI to do any of the following: (1) publish any and all technical data resulting from any search performed by The Regents, the U.S. government, and HHMI relating to the Invention, to the extent that such results do not contain Licensee's Proprietary Information; or (2) make and use the Invention, Biological Materials, Biological Products, Covered Products, Patent Method, and associated technology and allow other educational and non-profit institutions to do so only for educational and noncommercial research purposes.

                              3.       ISSUE FEE

         3.1 As partial consideration for all the rights and licenses granted to the Licensee, the Licensee will pay to The Regents a license issue fee of [...***...] to be paid according to the following schedule:

                  (a) [...***...] to be paid to The Regents on or before [...***...] recited on page one of this Agreement. This payment includes [...***...]


                                      17       *CONFIDENTIAL TREATMENT REQUESTED

                           [...***...];

                  (b) [...***...] to be paid to The Regents on or before [...***...]. This payment includes [...***...];

                  (c) [...***...] to be paid to The Regents on or before [...***...]. This payment includes [...***...];

                  (d) [...***...] to be paid to The Regents on or before [...***...]. This payment includes [...***...];

                  (e) [...***...] to be paid to The Regents on or before [...***...]. This payment includes [...***...]; and

                  (f) [...***...] to be paid to The Regents on or before [...***...]. This payment includes [...***...].

         3.2 Beginning [...***...] and for each year thereafter through the year [...***...], Licensee will pay to The Regents an annual maintenance fee of [...***...]. This license maintenance fee will be paid to The Regents on or before February 28 of each such year.

         3.3 For each sublicense granted by Licensee to an Affiliate, Joint Venture, or sublicensee to make and use the Biological Materials, Biological Products, or Covered


                                      18       *CONFIDENTIAL TREATMENT REQUESTED

Products or the practice of Patent Rights, Licensee will pay to The Regents [...***...] of all consideration due under each sublicense agreement, which will include the Premium as defined below, (Sublicense Fee). The Sublicense Fee does not include any consideration received by Licensee for Research Funding, investments in equity or debt financing, excluding the Premium, royalties on Identified Products, royalties on Covered Products and Profits, minimum annual royalties, and reimbursement of patent costs, as specified in this Agreement. Licensee will pay each Sublicense Fee to The Regent quarterly on or before the dates set forth in Paragraph 4.3 below for Sublicense Fees received in the prior calendar quarter.

         3.4      [...***...]

         3.5 If a Sublicense Fee is collected that combines biologically or chemically active components comprising either Biological Products or that are covered by Patent Rights (The Regents' Products) and biologically or chemically active components provided by third parties, then Licensee will be entitled to reduce the portion of the Sublicense Fee paid to The Regents by adjusting the total amount of the Sublicense


                                      19       *CONFIDENTIAL TREATMENT REQUESTED

Fees on which The Regents' portion is based. In such event, the total amount of the Sublicense Fees will be adjusted by the fraction (A/A+B) where A comprises The Regents' Products and B is the number, of biologically or chemically active components provided by Licensee or third parties that do not either comprise the Biological Products or covered by Patent Rights.

         3.6 The fees set forth in Paragraphs 3.1, 3.2 and 3.3 above will not be refunded, credited, or considered an advance against royalties, fees, or reimbursements for patent costs due and owing to The Regents under this Agreement.

                             4.       ROYALTIES

         4.1 As further consideration for all the rights and licenses granted to the Licensee, its Affiliates, Joint Ventures and sublicensees will pay to The Regents a royalty according to the following:

                  (a) A royalty rate of [...***...] received by Licensee, its Affiliates, Joint Ventures or sublicensees where Covered Products are used or Patent Rights are practiced;

                  (b) A royalty rate of [...***...] received by Licensee, its Affiliates, Joint Ventures, or sublicensees where a Biological Material or a Non-Patent Product is used. If a Product falls within the provisions of both 4.1a and 4.1b, then Licensee will pay only the royalty rate specified in Paragraph 4.1a above (i.e., a royalty rate of [...***...] received by Licensee, its Affiliates, Joint Ventures, and sublicenses);

                  (c) A royalty rate of [...***...] of each Identified Product sold by Licensee, its Affiliates, Joint Ventures, or sublicensees and identified through the use of Covered Products or the practice of the Patent Rights;

                  (d) A royalty rate of [...***...] of each Identified Product sold by Licensee, its Affiliates, Joint


                                      20       *CONFIDENTIAL TREATMENT REQUESTED

                           Ventures, or sublicensees and identified through the use of Non-Patent Products or the Biological Materials;

                  (e) A royalty rate of [...***...] of each Covered Product sold by Licensee, its Affiliates, Joint Ventures or sublicensees. In the event Licensee must pay to The Regents and one ormore third parties a total royalty rate that exceeds [...***...] for royalties paid on Products covered by Patent Rights and the patent rights of one or more third parties, Licensee may reduce the royalty rate due The Regents by [...***...] the royalty rate paid to a third party, provided, however, that in no event will the royalty rate paid to The Regents be less than [...***...].

In the event that Licensee is unable to negotiate a royalty based on the sales of Service Products due to payments already received by Licensee for the sale of Services, then no royalty will be due to The Regents.

         4.2 If a Product is combined and sold in the form of a multi-component product containing ingredients, which ingredients, themselves, are not Products, then Licensee will be entitled to reduce the royalties paid to The Regents by adjusting the Net Sales on which the royalties are based. In such event, the Net Sales base will be adjusted to be the greater of the amounts calculated using Methods A, B or C below, as follows:

                  (a) Method A: Net Sales equals ((cost of the Product used in the subject multi-component product) divided by (the total cost of such multi-component product)) and multiplied by (the sales price of such multi-component product);

                  (b) Method B: Net Sales equals (the sales price of the subject multi-component product containing the Product) minus (the sales price of a comparable multi-component product not containing the Product); provided that the components which are not the Product are similar and comparable in each case; or

                  (c) Method C: Net Sales equals the sales price for the Product (not combined with other components) as sold to independent third parties purchasing similar quantities of the Product.


                                      21       *CONFIDENTIAL TREATMENT REQUESTED

         4.3 Royalties will accrue in each country for [...***...] in that country and will be payable to The Regents when: (1) the Profits are received by the Licensee on Service Products, and (2) Products are invoiced, or if not invoiced, when the Products are delivered to a third party or to the Licensee, Affiliate, Joint Venture, or sublicensee for end use.

         4.4 Royalties and Sublicense Fees accruing to The Regents will be paid to The Regents quarterly on or before the following dates for the royalties and Sublicensing Fees received in the prior calendar quarter:

                  -        February 28 for the calendar quarter ending December
                           31;

                  -        May 31 for the calendar quarter ending March 31;

                  -        August 31 for the calendar quarter ending June 30;
                           and

                  -        November 30 for the calendar quarter ending September
                           30.

         4.5 Each such payment will be for royalties and Sublicense Fees that have accrued up to Licensee's most recently completed quarter.

         4.6 Beginning in the year [...***...] the Licensee will pay to The Regents a minimum annual royalty in the amounts and at the times set forth below:


                          Year                  Amount
                       [...***...]

                       [...***...]

                       [...***...]

                       [...***...]

                       [...***...]



                                      22       *CONFIDENTIAL TREATMENT REQUESTED

         4.7 In each succeeding calendar year after the year [...***...] the Licensee will pay a minimum annual royalty of [...***...] and thereafter for the life of this Agreement. This minimum annual royalty will be paid to The Regents by February 28 of each year and will be credited against any royalties due and owing for the calendar year in which the minimum payment was made

         4.8      If the licenses granted to Licensee under Paragraphs 2.1 and
2.2 are reduced from exclusive to non-exclusive licenses, and The Regents grants the same rights under a non-exclusive license to any third party at more favorable financial terms than specified in Articles 3 (issue Fees) and 4 (Royalties), then The Regents will notify the Licensee in writing of the financial terms contained in the other license agreement. Licensee will have [...***...] days from the effective date of The Regents' written notice to elect to amend this Agreement. Licensee may elect to amend this Agreement, upon written notice to The Regents, by replacing in whole, but not in part, the financial terms of this Agreement with the financial terms of the other license agreement.

         4.9 In the event reproducible data shows that functional expression of human T1R1, T1R2 or an member of the T2R receptor family can be used in a format suitable for identifying taste modulators consisting of a sweet or salt antagonist, inverse agonist, or agonist, then the Parties will negotiate in good faith to raise the minimum annual royalties to account for additional amounts to be paid to The Regents for the increased value provided to Licensee for the use of receptors in identifying the additional taste modulators.

         4.10 All consideration due The Regents will be payable in United States currency collectible at par in San Francisco, California. When Products are sold or


                                      23       *CONFIDENTIAL TREATMENT REQUESTED

Sublicense Fees are paid for consideration other than United States currency, the royalties and Sublicense Fees will first be determined in the foreign currency of the country in which such Products were sold and Sublicense Fees were received and then converted into equivalent United States currency. The exchange rate will be the rate that is quoted in the Wall Street Journal on the last business day of the reporting period.

         4.11 Royalties on sales of Products and Sublicense Fees received in any country outside the United States will not be reduced by any taxes, fees, or other charges imposed by the government of such country except those taxes, fees, and charges allowed under the provisions of Paragraph 1.18 (Net Sales). [...***...].

         4.12 Notwithstanding the provisions of Article 28 (Force Majeure) below, if at any time Licensee is prevented from promptly paying part or all of the royalties or Sublicense Fees owed to The Regents because of legal restrictions encountered by Licensee in any country where a Product is sold or distributed, or a sublicense is issued, the Licensee will convert the amount owed to The Regents into United States currency and will pay The Regents directly from another source of funds for the amount impounded.


         4.13 In the event any patent or claim under Patent Rights is held invalid in a final decision by a court of competent jurisdiction and last resort and from which no appeal has or can be taken, Licensee, its Affiliates, Joint Ventures, or sublicensees are not obligated to pay royalties based on such patent or claim, or any claim patentably indistinct therefrom as of the date of final decision. The Licensee, its Affiliates, Joint Ventures, or sublicensees will not, however, be relieved from paying: (1) royalties that


                                      24       *CONFIDENTIAL TREATMENT REQUESTED
accrued before the final decision; (2) royalties that are based on another unexpired patent or claim; (3) royalties that are not involved in the final decision; or (4) Profits due under Paragraph 4.1b, and royalties due on Identified Products under Paragraph 4.1d.

         4.14 No royalties will be collected or paid to the Regents on Products and Service Products sold to the United States Government. The Licensee, its Affiliates, Joint Ventures or sublicensees will reduce the amount charged for Products and Service Products distributed to the United States Government by an amount equal to the royalty otherwise due The Regents for such Products and Service Products.

                            5.       DUE DILIGENCE

         5.1 The Licensee, upon execution of this Agreement, will diligently proceed to develop, manufacture, market, and sell Identified Products and to develop and to provide Services to its customers, in quantities sufficient to meet market demand therefor.

         5.2 The Licensee will be entitled to exercise prudent and reasonable business judgment in the manner in which it meets its due diligence obligations. In no case, however, will the Licensee be relieved of its obligations to meet the due diligence provisions of this Article 5 (Due Diligence).

         5.3 The Licensee will obtain all necessary governmental approvals in each country in which Licensee manufactures and sells Covered Products, Non-Patent Products, and Identified Products and provides Services to its customers.

         5.4 Subject to Paragraph 5.6, The Regents will have the right to [...***...] if the Licensee is unable to perform any of the following:

                  [...***...]

         5.5 In the event reproducible data shows that functional expression of human T1R1, T1R2, or any member of the T2R receptor family can be used in a format suitable


                                      26       *CONFIDENTIAL TREATMENT REQUESTED
for identifying taste modulators consisting of a sweet or salt antagonist, inverse agonist, or agonist, then additional due diligence provisions, such as milestone events and the corresponding dates in which such milestone events will be met, will be added to this Agreement upon the good-faith negotiations of the Parties.

         5.6 To exercise the right to [...***...], The Regents will give Licensee written notice of the deficiency. If Licensee does not cure the deficiency within sixty (60) days after the written notice takes effect and does not demonstrate to the Regents' satisfaction, by written, tangible evidence, that such default has been cured, then The Regents may, at its option, [...***...]. The exercise of this right and option by The Regents supersedes the rights granted in Article 2 (Grant). Any notice given by either Party will be subject to Article 20 (Notices).

                     6.       PROGRESS AND ROYALTY REPORTS

         6.1 Licensee will provide The Regents with a progress report every six months beginning on August 31, 2000, and continuing until the first commercial sale in the United States, Europe, and Japan for each of the following Product categories: Covered Product, Identified Product, and Services.

         6.2 The progress reports submitted under Paragraph 6.1 will cover the development and testing of all Products, and the receipt of all governmental approvals necessary for the marketing of these Products. In particular, the progress reports will


                                      27       *CONFIDENTIAL TREATMENT REQUESTED
include, but not be limited to, the following topics directly related to Products so that The Regents may determine Licensee's progress in developing and testing Products and whether Licensee has met its diligence obligations set forth in Article 5 (Due Diligence) above:

                  -        summary of work completed

                  -        key scientific discoveries

                  -        summary of work in progress

                  -        current schedule of anticipates events or milestones

                  - anticipated date of first commercial sale, which date shall not be required to be reported earlier than 6 months prior to such date, for Covered Products (if applicable), Identified Products, and Services (if applicable), in the United States, Europe and Japan

                  - activities of Affiliates, Joint Ventures and sublicensees, if any.

         6.3 The Licensee will report to The Regents the first date Licensee receives Profits and the date of first commercial sale of each Product in the United States, Europe and Japan by reporting these dates in its subsequent progress and royalty reports.

         6.4 After the first commercial sale of a Product, the Licensee will provide The Regents with quarterly royalty reports on or before each February 28, May 31, August 31, and November 30 of each year. Each royalty report will cover the most recently completed quarter (October through December, January through March, April through June, and July through September) and will show:

                  (a) the Sublicense Fees, Service Revenues, gross sales and Net Sales of Products sold by the Licensee and its Affiliates, Joint Ventures, sublicensees, and the Profits based on Service Products sold by a third party during the most recently completed calendar quarter;

                  (b) the number of Products; sold or distributed and the Profits received by the Licensee, its Affiliates, Joint Ventures, sublicensees, and the number of Service Products; sold by a third party;

                  (c) the patent applications and patents contained in Patent Rights that either claim the Products or were used to identify the Identified Products and Service Products. If neither Patent Rights claim the Products nor were the Patent Rights used to identify Identified Products and Service Products, then the Biological Materials or Non-Patent Products used to make or use the Products or identify the Identified Products and Service Products;

                  (d) the royalties and Sublicense Fees paid in United States currency;

                  (e)      the exchange rates used, if any; and

                  (f) the method used to calculate the royalty, including all deductions taken.

         6.5 If no sales have been made on Products or no Profits have been received by Licensee during any reporting period after the first commercial sale of a Product or the first date Profit were received, then a statement to that fact is required.

                          7.       BOOKS AND RECORDS

         7.1 The Licensee will keep accurate books and records showing all Products manufactured, used, or sold and Profits received under the terms of this Agreement. Such books and records will be held in safe keeping for at least five years after the date of the royalty payment to which they pertain. The Regents and its representatives and agents may inspect such books and records at reasonable times, and not more than once per calendar year, as agreed to in advance by Licensee, to determine the accuracy of the books and records and to determine whether Licensee is in compliance with the terms of this Agreement.

         7.2 The Regents will pay the fees and expenses of its representatives that perform the inspection as specified in Paragraph 7.1. If, however, an error in royalties or Sublicense Fees is discovered that amounts to more than five percent (5%) of the total royalties and Sublicense Fees due for the first three years after the effective date of this agreement, or an error in royalties or Sublicensee Fees that amounts to more than ten percent (10%) of the total royalties and Sublicense Fees for any year after the third year past the effective date of this Agreement, then the fees and expenses of these representatives will be borne by the Licensee.

                       8.       LIFE OF THE AGREEMENT

         8.1 Unless otherwise terminated by operation of law or by acts of the Parties in accordance with the terms of this Agreement, this Agreement will be in force from the effective date recited on page one and will remain in effect until [...***...].

         8.2 Any termination of this Agreement will not affect the rights and obligations set forth in the following Articles:

                  Article 7         Books and Records


                                      30       *CONFIDENTIAL TREATMENT REQUESTED

                  Article 11 Disposition of Products and Biological Materials on Hand Upon Termination

                  Article 14        Use of Names and Trademarks

                  Article 15        Limited Warranty

                  Paragraph 16.5    Patent Prosecution and Maintenance

                  Article 19        Indemnification

                  Article 24        Failure to Perform

                  Article 29        Confidentiality

         8.3 Any termination of this Agreement will not relieve the Licensee of its obligation to pay any monies due and owing at the time of, or prior to, such termination. Licensee is not obligated to pay The Regents any issue fees due under Paragraph 3.1 and any minimum annual royalties due under
Article 4, which fees and royalties are not due and owing at the effective date of termination.

                    9.       TERMINATION BY THE REGENTS

         9.1 Subject to Paragraph 5.6, if Licensee violates or fails to perform any term or covenant of this Agreement, then The Regents may give written notice of default (Notice of Default) to the Licensee. If Licensee fails to cure the default within sixty (60) days after such notice takes effect, then The Regents will have the right to terminate this Agreement by giving a second written notice (Notice of Termination) to Licensee. If a Notice of Termination is sent to Licensee, this Agreement will automatically terminate on the date such notice takes effect. Termination of this Agreement will not relieve the Licensee of its obligation to pay any royalty, minimum annual royalty, reimbursement for patent costs, and Sublicense Fee owing at the time of, or prior to, such termination and will not impair any accrued right of The Regents. These notices will be subject to Article 20 (Notices).

                      10.      TERMINATION BY THE LICENSEE

         10.1 The Licensee will have the right at any time to terminate this Agreement in whole or with respect to any portion of Patent Rights or Property Rights by giving to The Regents a written Notice of Termination. Subject to
Article 20 (Notices), if a Notice of Termination is sent to The Regents, this Agreement, or that portion of the Patent Rights or Property Rights subject to such Notice of Termination, will automatically terminate sixty (60) days after such notice takes effect.

         10.2 In the event of termination, Licensee is not relieved of any obligation or liability that has accrued hereunder prior to or at the time of termination, including any obligation to pay fees (e.g., Sublicense Fees), royalties, minimum annual royalties, or reimbursements of patent costs. Any performance(s) made by Licensee prior to the termination of this Agreement, including any payment made by Licensee, is not rescinded by the event of termination. Minimum annual royalties not already owed prior to or at the date of such Notice of Termination will not be owed to The Regents. Any rights of The Regents that arose under this Agreement prior to the termination will not be affected by he event of termination.

                 11. DISPOSITION OF PRODUCTS AND BIOLOGICAL MATERIALS ON HAND UPON TERMINATION.

         11.1 In the event this Agreement terminates prior to the expiration of its full term, Licensee may sell only previously made or partially made Products for a period of not more than [...***...] days following the effective date of termination. The sale of such Products will be subject to the terms of this Agreement including, but not limited to, the payment of Sublicense Fees and royalties at the rates, bases, and times provided herein, and the rendering of reports in connection therewith.

         11.2 Upon termination of this Agreement, Licensee will destroy any Biological Materials and Biological Products that Licensee has in its possession within [...***...] after the effective date of termination. Within [...***...] following the effective date of termination, Licensee will notify The Regents in writing that such Biological Materials and Biological Products have been destroyed.

                   12.      SUPPLY OF THE BIOLOGICAL MATERIAL

         12.1 The Principal Investigators will initially supply Licensee with viable samples of the Biological Materials within sixty (60) days from the effective date recited on page one of this Agreement. To the extent Licensee requests and necessarily requires additional samples from the Principal Investigators during the term hereof, and the Principal Investigators have such additional samples in its possession and control, the Principal Investigators will supply such additional samples to the Licensee. Licensee will pay the actual handling and shipping costs for any samples provided.

                  13.      MAINTENANCE OF THE BIOLOGICAL MATERIAL


         13.1 The Regents and the NIH expressly reserves the right to transfer the Biological Materials to one or more non-profit third parties for educational and non-commercial research purposes only. The Regents will instruct the Principal Investiga-


                                      33       *CONFIDENTIAL TREATMENT REQUESTED
tors that they can transfer the Biological Materials to non-profit third parties solely for educational and non-commercial research purposes under the terms and conditions set forth in the biological material transmission letter attached hereto as Appendix A. The NIH will instruct its inventors that they can transfer the Biological Materials to non-profit third parties solely for educational and non-commercial research purposes under the terms and conditions set forth in the Uniform Biological Material Transfer Agreement issued by the NIH. The Licensee understands that The Regents' and the NIH's right to transfer the Biological Materials for educational and non-commercial research purposes could lead to the inadvertent loss or diminution of proprietary and commercial value of the Biological Materials. The Regents will use its best efforts to transfer the Biological Material to non-profit third parties in the manner set forth above in order to minimize the loss or diminution of value. If a loss does occur, The Regents agrees to negotiate in good faith for a reduction in payments owed by Licensee when such payments directly relate to the Biological Material.

                       14.      USE OF NAMES AND TRADEMARKS

         14.1 Nothing contained in this Agreement will be construed as giving Licensee, the HHMI, or The Regents the right to use any name, trade name, trademark, or other designation (including contractions, abbreviations or other designations thereof) of any of the above-named entities for the purpose of advertising, publicity, or other promotional activities. Unless required by law or consented to in writing by the Executive Director, Research Administration and Technology Transfer of The Regents, the Licensee is expressly prohibited from using the name "The Regents of the University of

California," the name of any campus of the University of California, the National Institutes of Health, or Howard Hughes Medical Institute for the purposes of advertising, publicity, or other promotional activities.

         14.2 The Regents, the NIH, and HHMI will be free to release the terms of this Agreement upon the request of, and only to the inventors and senior administrative officials of The Regents, the NIH, and HHMI. If such release is made, The Regents, the NIH, and HHMI will request that the terms of this Agreement be kept in confidence pursuant to Article 29 (Confidentiality). Should a third party inquire whether a license to Patent Rights is available, The Regents, the NIH, and HHMI may disclose the existence of this Agreement and the extent to which rights are granted under Article 2 (Grant). The Regents, the NIH, and HHMI will not disclose the name of the Licensee, except when The Regents, the NIH, or HHMI is required by law to release such information pursuant to the California Public Records Act or other applicable law.

                           15.      LIMITED WARRANTY

         15.1 The Regents, the U.S. government, and HHMI warrant to the Licensee that they have the lawful right to grant this license.

         15.2 The Invention, Biological Material, Products, Patent Rights, Property Rights and Patent Methods are provided WITHOUT WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER WARRANTY, EXPRESS OR IMPLIED. THE REGENTS, THE U.S. GOVERNMENT, AND HHMI MAKE NO REPRESENTATION OR WARRANTY THAT THE INVENTION, BIOLOGICAL MATERIAL, PRODUCTS, PATENT RIGHTS, PROPERTY RIGHTS OR

PATENT METHOD WILL NOT INFRINGE ANY OTHER PATENT OR OTHER PROPRIETARY RIGHT.

         15.3 IN NO EVENT WILL THE REGENTS, THE U.S. GOVERNMENT, OR HHMI BE LIABLE FOR ANY INCIDENTAL, SPECIAL, OR CONSEQUENTIAL DAMAGES RESULTING FROM EXERCISE OF THIS LICENSE OR THE USE OF THE INVENTION, BIOLOGICAL MATERIAL, PRODUCTS, PATENT RIGHTS, PROPERTY RIGHTS OR PATENT METHOD.

         15.4     Nothing in this Agreement will be construed as:

                  (a) A warranty or representation by The Regents, the U.S. government, or HHMI as to the validity, enforceability, or scope of any Patent Rights; or

                  (b) a warranty or representation that anything made, used, sold, or otherwise disposed of under any license granted in this Agreement is or will be free from infringement of patents of third parties; or

                  (c) an obligation to bring or prosecute actions or suits against third parties for patent infringement except as provided in Article 18. (Patent Infringement); or

                  (d) conferring by implication, estoppel, or otherwise, any license or rights under any patents of The Regents, the U.S. government, and HHMI other than Patent Rights as defined herein, regardless of whether such patents are dominant or subordinate to Patent Rights; or

                  (e) an obligation to furnish any know-how not provided in Patent Rights or Biological Materials.

                  16.      PATENT PROSECUTION AND MAINTENANCE

         16.1 The Regents will diligently prosecute and maintain the patent applications and patents under Patent Rights. The Regents will promptly provide the Licensee with copies of all relevant documentation so that Licensee may continually be informed on the status of the prosecution. Licensee may comment upon such documentation one month in advance of any initial deadline for filing a response to the U.S. or foreign patent office. If, however, Licensee has not commented sufficiently in advance of the initial deadline for filing a response with the appropriate government patent office, The Regents will be free to respond without considering Licensee's comments, if any. Both Parties will keep all prosecution related documents in confidence pursuant to the provisions of Article 29 (Confidentiality) herein. Counsel for The Regents will take instructions only from The Regents.

         16.2 The Regents will use all reasonable efforts to amend any patent application, including claims requested by Licensee, to protect the Covered Products, Services, and Patent Methods that are contemplated to be sold or practiced under this Agreement.

         16.3 The Regents will, at the request of the Licensee, file, prosecute, and maintain patent applications and patents under Patent Rights in foreign countries if such rights are available. The Licensee must notify The Regents within seven months of filing a corresponding United States patent application of its decision to file a counterpart foreign patent application. This notice concerning foreign filing must be in writing and must identify the countries desired. If The Regents does not receive written notice within the seven-month period, then the absence of such notice will be considered an election by License not to secure foreign patent rights on its behalf. The Regents will have the right to file patent applications at its own expense in any country not designated by Licensee, and such patent applications and resulting patents, if any, will not be included in the licenses granted under this Agreement.

         16.4     Licensee will [...***...].

         16.5 Licensee's [...***...]. The Licensee may, with respect to any particular patent application or patent, terminate its obligations to the patent application or patent in any or all designated countries upon giving The Regents advance written notice of three months. The Regents may continue prosecution or maintenance of such application(s) or patent(s) [...***...] provided, however, that the Licensee will have no further rights or licenses thereunder.


                                      38       *CONFIDENTIAL TREATMENT REQUESTED

         16.6 The Licensee will notify The Regents of any change of status as a small entity (as defined by the United States Patent and Trademark Office), which includes notifying The Regents of its first sublicensee that does not qualify as a small entity.

                           17.      PATENT MARKING

         17.1 The Licensee will mark all Products, or containers thereof, made, used, or sold under the terms of this Agreement in accordance with the applicable patent marking laws.

                           18.      PATENT INFRINGEMENT

         18.1 In the event Licensee knows that one or more third parties are substantially infringing the Patent Rights under this Agreement, the Licensee will promptly notify The Regents in writing and provide The Regents with reasonable evidence of such infringement.

         18.2 Both Parties to this Agreement acknowledge that during the period and in a jurisdiction where the Licensee has exclusive rights under this Agreement, neither Party will notify a third party other than NIH and HHMI that an infringement of Patent Rights occurred without first obtaining consent of the other Party. Both Parties will use their best efforts in cooperation with each other to terminate the infringement without litigation.

         18.3 If the Licensee desires that Patent Rights be enforced against infringers, and the Licensee has exclusive rights under Patent Rights, the Licensee either may request The Regents to take legal action against the patent infringer or may request permission from The Regents to file suit against the patent infringer. Licensee's request must be made in writing and must include reasonable evidence of the infringement and resulting damages to the Licensee. If the infringing activity has not been abated within 90 days following the effective date of Licensee's request, then The Regents and The NIH will have the right to elect one of the following:

                  (a)      commence suit on their own account; or

                  (b) refuse to participate in suit against the patent infringer.

The Regents and NIH will give written notice of their election to the Licensee within 100 days following the effective date of Licensee's written request. The Licensee, thereafter, may bring suit for patent infringement if and only if The Regents and the NIH elects not to commence suit and if the infringement occurred during the period and in a jurisdiction where the Licensee had exclusive rights under this Agreement. In the event Licensee elects to bring suit in accordance with this Paragraph, The Regents and NIH may thereafter join such suit at their own expense.

         18.4 The Party who brought the suit will pay for all legal costs and will recover any and all recoveries; provided, however, that if The Regents and/or the NIH brought suit on their own account, then the Parties and the NIH may share in the expense and the recoveries will be allocated in the following order: (a) each party will be reimbursed in equal amounts for attorney's costs, fees, and other related expenses (to the extent that each party paid for such costs, fees, and expenses) until all such costs, fees, and expenses are reimbursed; and (b) each party will share equally in any remaining amount in proportion to the share of expenses paid by each party.

         18.5 Each party will cooperate with the others during litigation proceedings instituted hereunder but at the expense of the party who brought the suit. The party bringing suit will control such litigation, except that The Regents may be represented by counsel of its choice in any suit brought by the Licensee.

                             19.      INDEMNIFICATION

         19.1 The Licensee will (and require its Affiliates, Joint Ventures and sublicensees to) indemnify, hold harmless, and defend The Regents, NIH, and HHMI, its officers, employees, agents, and the sponsors of the research (e.g. NIH and HHMI) that led to the Biological Materials and Invention; the inventors of any invention covered by patents or patent applications in Patent Rights (including Products and Patent Method contemplated thereunder) and their employers against any and all claims, suits, losses, damage, costs, fees, and expenses resulting from or arising out of exercise of this license or any sublicense. This indemnification will include, but will not be limited to, any product liability.

         19.2 The Licensee, at its sole cost and expense, will insure its activities in connection with the work or activities under this Agreement and obtain prior to initiating such work or activity, and keep in force, and maintain insurance as follows (or an equivalent program of self insurance):

                  (a) Comprehensive or Commercial Form General Liability Insurance (contractual liability included) with limits as follows:


                           Each Occurrence .........................................................$1,000,000

                           Products/Completed Operations Aggregate..................................$5,000,000



                           Personal and Advertising Injury .........................................$1,000,000

                           General Aggregate (commercial form only) ................................$5,000,000


                  (b) The above referenced coverages and limits will not limit in any way the liability of the Licensee. The Licensee will furnish The Regents with certificates of insurance evidencing compliance with all requirements. Such certificates will:

                           (i) provide The Regents with advance written notice of 30 days to any modification;

                           (ii) indicate that The Regents NIH, and HHMI have been insured under the above coverages; and

                           (iii) provide that coverages will be primary and will not participate with nor will be excess over any valid and collectable insurance or program of self-insurance carried or maintained by The Regents, NIH, and HHMI.

         19.3 The Regents will promptly notify the Licensee in writing of any claim or suit that has been brought against The Regents for which The Regents, NIH, or HHMI intends to invoke the provisions of this Article 19 (Indemnification). The Licensee also will keep The Regents informed on a current basis of its defense of any claims pursuant to this Article 19
(Indemnification).

                               20.      NOTICES

         20.1 Any notice or payment required to be given to either Party will be deemed to have been properly given and to be effective:

                  (a)      on the date of delivery if delivered in person;

                  (b) on the date of mailing if mailed by first-class certified mail, postage paid; or

                  (c) on the date of mailing if mailed by any global express carrier service that requires the recipient to sign the documents demonstrating the delivery of such notice of payment; and

when sent to the respective addresses given below, or to another address as designated in writing by the Party changing its address.

In the case of the Licensee:  Ambryx Inc.
                              11099 North Torrey Pines Road, Suite 160
                              La Jolla, CA 92037
                              Telephone: (858) 646-8300
                              Facsimile: (858) 404-0750
                              Attention:
                                       Steve K. Snyder
                                       Executive Director, Corporate Development
                                       Telephone: (858) 646-8304

In the case of The Regents:   THE REGENTS OF THE UNIVERSITY
                              OF CALIFORNIA
                              Office of the President
                              Office of Technology Transfer
                              1111 Franklin Street, 5th Floor
                              Oakland, CA 94607-5200
                              Telephone: (510) 587-6000
                              Facsimile: (510) 587-6090
                              Attention:
                                       Executive Director
                                       Research Administration and Technology
                                       Transfer
                                       Referring to: U.C. Case No. 1998-122

                              21.      ASSIGNABILITY

         21.1 This Agreement is binding upon and will inure to the benefit of The

Regents, its successors and assigns, but will be personal to the Licensee. This Agreement will not be assigned by the Licensee to any third party without the prior written consent of The Regents, except that Licensee can assign this Agreement to its successor without prior written consent of The Regents provided that Licensee has sold all or substantially all of its business assets or in connection with the acquisition of Licensee. Any other attempt by Licensee to assign this Agreement is void unless Licensee obtains the prior written consent of The Regents.

                              22.      LATE PAYMENTS

         22.1 In the event royalty payments, fees, or reimbursements for patent prosecution costs are not received by The Regents when due, the Licensee will pay to The Regents interest charges at a rate of ten percent (10%) simple interest per annum. Such interest will be calculated from the date payment was due until actually received by The Regents. The Regents' acceptance of any late payment interest from the Licensee under Article 22 will in no way affect the provision of Article 23 (Waiver) herein.

                               23.      WAIVER

         23.1 If either Party waives any breach committed by the other Party of any term or covenant, such a waiver will not be deemed a waiver of any subsequent or similar breach.

                            24.      FAILURE TO PERFORM

         24.1 In the event either Party fails to perform under the terms and covenants of this Agreement, and the other Party undertakes legal action in response to such failure, then any legal proceedings that arise from the action will be conducted in San Francisco, California, and the prevailing Party will be entitled to reasonable attorney's fees in addition to costs and necessary disbursements.

                               25.      GOVERNING LAWS

         25.1 THIS AGREEMENT WILL BE INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, excluding any choice of law rules that would direct the application of the laws of another jurisdiction, but the scope and validity of any patent or patent application will be governed by the applicable laws of the country of such patent or patent application.

                     26.      GOVERNMENT APPROVAL OR REGISTRATION

         26.1 If this Agreement or any associated transaction is required by the law of any nation to be either approved or registered with any governmental agency, the

Licensee will assume all legal obligations to do so. The Licensee will notify The Regents if it becomes aware that this Agreement is subject to a United States or foreign government reporting or approval requirement. The Licensee will make all necessary filings and pay all costs including fees, penalties, and all other out-of-pocket costs associated with such reporting or approval process.

                         27.      EXPORT CONTROL LAWS

         27.1 The Licensee will observe all applicable United States and foreign laws with respect to the transfer of Products and related technical data to foreign countries, including, without limitation, the International Traffic in Arms Regulations (ITAR) and the Export Administration Regulations.

                             28.      FORCE MAJEURE

         28.1 The Parties to this Agreement will be excused from any performance required hereunder if such performance is rendered impossible or unfeasible due to any acts of God, catastrophes, or other major events beyond their reasonable control, including, without limitation, war, riot, and insurrection, laws, proclamations, edicts, ordinances, regulations, strikes, lock-outs, or other serious labor disputes, floods, fires, explosions, or other natural disasters. Either Party to this Agreement, however, will have the right to terminate this Agreement upon thirty (30) days prior written notice if either Party is unable to fulfill its obligations under this Agreement due to any of the causes mentioned above and such inability to perform continues for a period of one year. Notices given under this paragraph will be subject to Article 20 (Notices). When such events have abated, the Parties' respective obligations hereunder shall resume.

                           29.      CONFIDENTIALITY

         29.1 The Licensee and The Regents respectively will treat and maintain the proprietary business, patent prosecution and technical information, and other proprietary information, (collectively referred to as "Proprietary Information"), of the other Party in confidence using at least the same degree of care as that Party uses to protect its own proprietary information of a like nature for a period of time beginning on the date of disclosure of such Proprietary Information and until [...***...] after the date of termination of this Agreement. This confidentiality obligation will also apply to the information defined as "Data" under the Secrecy Agreement, and such Data will be treated as Proprietary Information hereunder.

         29.2 All Proprietary Information will be labeled or marked confidential or as otherwise marked appropriately by the disclosing Party. In the event Proprietary Information is orally disclosed, it will be reduced to writing or to some other tangible form, marked and labeled as set forth above by the disclosing Party, and delivered to the receiving Party within thirty (30) days after the oral disclosure as a record of the disclosure and its confidential nature thereof. Notwithstanding the foregoing, the Licensee and The Regents may use and disclose Proprietary Information to HHMI, its employees, agents, consultants, contractors, the NIH, and in the case of the Licensee, its sublicensees, provided that any such parties are bound by a like duty of confidentiality.


                                      47       *CONFIDENTIAL TREATMENT REQUESTED

         29.3 Nothing contained in this Agreement will in any way restrict or impair the right of the Licensee or The Regents to use, disclose, or otherwise deal with any Proprietary Information:

                  (a) that recipient can demonstrate by written records was previously known to it;

                  (b) that is now, or becomes in the future, public knowledge other than through the acts or omissions of recipient;

                  (c) that is lawfully obtained without restrictions by recipient from sources independent of the disclosing Party;

                  (d) that is required to be disclosed to a governmental entity or agency in connection with seeking any governmental or regulatory approval, or pursuant to the lawful requirement or request of a governmental entity or agency under which the governmental entity or agency would not hold the Proprietary Information in confidence;

                  (e) that is furnished to a third party by the recipient with similar confidentiality restrictions imposed on such third party, as evidenced in writing; or

                  (f) that The Regents is required to disclose pursuant to the California Public Records Act or other applicable law.

         29.4 Upon termination of this Agreement, the Licensee and The Regents will destroy or return to the disclosing Party Proprietary Information received from the other in its possession within fifteen (15) days following the effective date of termination. The Licensee and The Regents will provide each other, within thirty (30) days following termination, a written notice that Proprietary Information has been returned or destroyed. Each Party may, however, retain one copy of Proprietary Information for archival purposes in non-working files.

                               30.      MISCELLANEOUS

         30.1 The headings of the several Articles are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

         30.2 This Agreement will not be binding upon the Parties until it has been signed below on behalf of each Party, in which event, it will be effective as of the date recited on page one.

         30.3 No amendment or modification hereof will be valid or binding upon the Parties unless made in writing and signed on behalf of each Party.

         30.4 This Agreement embodies the entire understanding of the Parties and will supersede all previous communications, representations or understandings, either oral or written, between the Parties relating to the subject matter hereof. The Secrecy Agreement and Letter Agreement specified in the Recitals above are hereby terminated.

         30.5 If any of the provisions contained in this Agreement are held to be invalid, illegal, or unenforceable in any respect, such provisions will not affect any other provisions of this Agreement, and this Agreement will be construed as if such invalid, illegal or unenforceable provisions had never been contained herein.

         30.6 This Agreement has been negotiated and prepared jointly by both Parties and will not be construed for or against any Party, but will be given a fair and reasonable construction in accordance with the intention of the Parties.

         30.7 This Agreement contains Appendix A, Appendix B, Appendix C, and Exhibit A which are attached and incorporated herein.

         Both The Regents and the Licensee have executed this Agreement, in duplicate originals, by their duty authorized officers on the date and year hereinafter written.


                                               THE REGENTS OF THE UNIVERSITY
                  AMBRYX INC.                           OF CALIFORNIA

By  /s/ Paul Grayson                     By  /s/ Terrence A. Feuerborn
    -------------------------------          -----------------------------------
             (Signature)                              (Signature)
                                                          for
Name  Paul Grayson                       Name:  Terrence A. Feuerborn
      -----------------------------
             (Please Print)

Title  President & CEO                   Title:   Executive Director,
       ----------------------------
                                                  Research Administration and
                                                  Technology Transfer

Date  3/10/00                            Date  3/10/00
      -----------------------------          -----------------------------------

                               Appendix A- Page 1a

                            University of California

                  Instructions for Standard Letter Transmitting
                    Biological Materials to Universities and
                             Nonprofit Institutions

         The attached letter is authorized for use by University of California Inventors and administrators ONLY with scientists at other UNIVERSITIES AND NONPROFIT RESEARCH INSTITUTIONS when transmitting cell lines, plasmids and the like for non-commercial research purposes.

         1. Choose the appropriate form of university or nonprofit research institution in Paragraph 2.

         2. Choose whether or not to include the phrase "our cooperative" in Paragraph 2.

         3. Insert in Paragraph 4 the amount of processing charge. If the material is to be shipped at no charge, insert the words "no charge."

         4.       Send the letter IN DUPLICATE to the other scientists.

         5. Do not send biological materials until you receive the duplicate copy executed by both the scientist and the other institution.

         6.       Send a copy of the fully executed letter agreement to:

                  Terence A. Feuerborn
                  Executive Director,
                  Research Administration and Technology Transfer
                  1111 Franklin Street, 5th Floor
                  Oakland, CA 94607-5200

         7. Any changes in the wording of this standard letter must be reviewed by the Director of the Research Administration and Technology Transfer before acceptance.

                                           Appendix A- Page 2a

            SAMPLE LETTER FOR USE PRIOR TO TRANSMISSION OF BIOLOGICAL MATERIALS TO INVESTIGATORS AT UNIVERSITIES OR NON-PROFIT
                              RESEARCH INSTITUTIONS

                                     (date)

                                  IN DUPLICATE

To:
   -----------------------------------------

         This is to (acknowledge receipt of your letter) (confirm our telephone conversation) in which you requested certain research materials developed in this laboratory be sent to you for scientific research purposes. The materials concerned, which belong to The Regents of the University of California are:

---------------------------------------.

         While I cannot transfer ownership of these materials to you, I will be pleased to permit your use of these materials within your (university) (Non-Profit Research Institution) laboratory for (our cooperative) scientific research. However, before forwarding them to you, I require your agreement that the materials will be received by you only for use in (our cooperative work) (scientific research), that you will bear all risk to you or any others resulting from your use, and that you will not pass these materials, their progeny or derivatives, on to any other party or use them for commercial purposes without the express written consent of The Regents of the University of California. You understand that no other right or license to these materials, their progeny or derivatives, is granted or implied as a result of our transmission of these materials to you.

         These materials are to be used with caution and prudence in any experimental work, since all of their characteristics are not known.

         As you recognize, there is a processing cost to us involved in providing these materials to you. We will bill you for our processing costs, which will amount to $______________.

         If you agree to accept these materials under the above conditions, please sign the enclosed duplicate copy of this letter, then have it signed by an authorized representative of your institution, and return it to me. Upon receipt of that confirmation I will forward the material(s) to you.

                               Appendix A- Page 3a

(Note: other Paragraphs discussing the relevant literature, the nature of the work, hazards relating to materials to be sent etc. may be appropriate. These will vary depending on the individual circumstances and the relationship between the two parties previously established. Be sure to retain a signed copy when received and send a photocopy of the completed agreement to the University of California, Office of Technology Transfer, 1111 Franklin Street, 5th Floor, Oakland, CA 94607-5200)

                                        Sincerely yours,

ACCEPTED:

RESEARCH INVESTIGATOR


----------------------------------------
Printed Name

----------------------------------------
(Signature)

----------------------------------------
Date


RESEARCH UNIVERSITY OR
NON-PROFIT INSTITUTION

----------------------------------------
Printed Name

----------------------------------------
(Signature)

----------------------------------------
Date

                              Appendix B - Page 1b


The INVENTOR listed below understand and agree to abide by the terms and conditions of Articles 12 and 13 of the Exclusive License and Bailment Agreement between The Regents of the University of California and Ambryx, Inc. effective 3/23/00 and to instruct all relevant personnel working within their laboratory to act accordingly. Said Paragraphs read, in part, as follows:

         12.1 The Principal Investigators will initially supply Licensee with viable samples of the Biological Materials within sixty
                  (60) days from the effective date recited on page one of this Agreement. To the extent Licensee requests and necessarily requires additional samples from the Principal Investigators during the term hereof, and the Principal Investigators have such additional samples in its possession and control, the Principal Investigators will supply such additional samples to the Licensee. Licensee will pay the actual handling and shipping costs for any samples provided.

         13.1 Th Regents expressly reserves the right to transfer the Biological Materials to one or more non-profit third parties for educational and non-commercial research purposes only. The Regents will instruct the Principal Investigators that they can transfer the Biological Materials to non-profit third parties solely for educational and non-commercial research purposes under the terms and conditions set forth in the biological material transmission letter attached hereto as Appendix A. The Licensee understands that The Regents' right to transfer the Biological Materials for educational and non-commercial research purposes could lead to the inadvertent loss or diminution of proprietary and commercial value of the Biological Materials.

The Biological Material is defined in said Agreement as follows:

1.2      "Biological Material" means the following:

         (a)      [...***...];

         (b)      [...***...];


                                       54      *CONFIDENTIAL TREATMENT REQUESTED

                              Appendix B - Page 2b


         [...***...]

By:



/s/ Charles S. Zuker                         3/23/00
-------------------------------------        -----------------------------------
            Charles S. Zuker                                Date








                                       55      *CONFIDENTIAL TREATMENT REQUESTED

                              Appendix C - Page 1c


           CHANCELLOR APPROVAL OF COMMERCIAL RESTRICTIONS OF TANGIBLE
                                RESEARCH PRODUCTS

         In May 1989, the University of California issued the GUIDELINES on UNIVERSITY-INDUSTRY RELATIONS ("Guidelines"). Guideline 10 entitled "Tangible Research Products" requires that when the commercial availability of tangible research products resulting from the conduct of research is restricted by a license, approval must be obtained from the Chancellor of the campus where the research took place.

         The Exclusive License and Bailment Agreement ("Agreement") between THE REGENTS OF THE UNIVERSITY OF CALIFORNIA ("The Regents") and Ambryx Inc. ("Licensee") entitled "Nucleic Acids Encoding G-Protein Coupled Receptors and Assays for Identifying Taste Modulators" contains provisions that restrict the transfer of certain tangible research products to the commercial competitors of the Licensee. The provisions of the Agreement require that The Regents will convey tangible research products to others for educational and research purposes under a biological material transfer agreement. In accordance with the Guidelines, this Agreement permits the University to retain the discretion to publish any results of research at any time and to disseminate the tangible materials for educational and research purposes.

         Chancellor Robert C. Dynes of the University of California, San Diego, approves the provisions of the attached Agreement that restrict the commercial availability of tangible research products.


Approval:


/s/ Robert C. Dynes                          3/7/00
-------------------------------------        -----------------------------------
     Robert C. Dynes, Chancellor                            Date

University of California Letterhead

                                                                  March 10, 2000

Mr. Paul Grayson
President and CEO
Ambryx, Inc.
11099 North Torrey Pines Road, Suite 160
La Jolla, CA 92037

Re:    Side Letter Agreement
       Exclusive License and Bailment Agreement between The Regents of the University of California and Ambryx, In.

Dear Mr. Grayson:

Reference is made to that certain Exclusive License and Bailment Agreement (the "Agreement") dated as of the date hereof between The Regents of the University of California ("The Regents") and Ambryx Inc. ("Licensee"). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Agreement.

Notwithstanding any other provisions of the Agreement, the following shall apply:

1. Licensee acknowledges that the grant by The Regents to Licensee pursuant to the Agreement of any interest of the NIH in the Patent Rights shall be subject to the review and approval thereof by the NIH ("NIH Approval").

2.       If NIH Approval shall not have been obtained by the date that is thirty
         (30) days from the date hereof, then in lieu of any provisions of the Agreement requiring payments by Licensee, Licensee shall [...***...]. In such event, at such time thereafter as NIH Approval is obtained, Licensee shall pay to The Regents, within ten (10) days of written certification to Licensee thereof by The Regents, all payments that would have been payable by Licensee following the date hereof but which were deferred by the provisions of this paragraph.


                                               *CONFIDENTIAL TREATMENT REQUESTED

3. If NIH Approval is obtained and Licensee has received written certification hereof by The Regents on or prior to the date that is thirty (30) days from the date hereof, then paragraphs 1 and 2 above shall not apply and Licensee shall make all payments required to be made by Licensee in accordance with the terms of the Agreement.

4. Licensee further acknowledges that the grant by The Regents to Licensee pursuant to the Agreement of any interest of The Regents in the Patent Rights shall be subject to the execution by the Chancellor of Appendix C to the Agreement ("The Regents Approval").

5. The Regents will proceed to obtain NIH Approval and The Regents Approval as soon as possible.

The foregoing is agreed to as of the date set forth above.


Ambryx Inc.                          The Regents of the University of California

By  /s/ Paul Grayson                 By  /s/
  -------------------------------       ----------------------------------------

Title  3/10/00 President & CEO       Title  3/10/00 Associate Director
     ----------------------------         --------------------------------------



                                          Sincerely,

                                          /s/ John F. Gill

                                          John F. Gill
                                          Senior Licensing Officer